Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Sonnet BioTherapeutics, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sonnet BioTherapeutics, Inc. (the Company) as of September 30, 2019 and 2018, the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses and negative cash flows from operations since inception, has a stockholders’ deficit of $2,845,487 as of September 30, 2019, and will require substantial additional financing to continue to fund its research and development activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditors since 2015.

Philadelphia, Pennsylvania

November 27, 2019

Sonnet Biotherapeutics, Inc.

Balance Sheets

	September 30,
	2019	2018
Assets
Current assets:
Cash	$35,653	$5,419
Prepaid expenses and other current assets	4,101	—
Total current assets and total assets	$39,754	$5,419
Liabilities and stockholders’ deficit
Current liabilities:
Related-party convertible promissory notes	$—	$1,303,767
Related-party notes	217,380	573,441
Accounts payable	1,842,996	453,429
Accrued expenses	824,865	66,058
Total liabilities	2,885,241	2,396,695
Contingencies and commitments (note 9)
Stockholders’ deficit:
Preferred stock; no par value: 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; no par value: 100,000,000 shares authorized; 52,055,250 and 47,104,500 issued and outstanding at September 30, 2019 and 2018, respectively	9,594,655	5,177,655
Accumulated deficit	(12,440,142)	(7,568,931)
Total stockholders’ deficit	(2,845,487)	(2,391,276)
Total liabilities and stockholders’ deficit	$39,754	$5,419

See accompanying notes to financial statements.

Sonnet BioTherapeutics, Inc.

Statements of Operations

	Year ended September 30,
	2019	2018
Operating expenses:
Research and development	$2,199,297	$154,717
General and administrative	2,509,041	363,877
Loss from operations	(4,708,338)	(518,594)

Interest expense	(162,873)	(381,676)
Net loss	$(4,871,211)	$(900,270)
Per share information:
Net loss per share of common stock	$(0.10)	$(0.02)
Weighted average shares outstanding	50,216,305	46,939,089

See accompanying notes to financial statements.

Sonnet BioTherapeutics, Inc.

Statements of Stockholders’ Deficit

	Common stock		Accumulated
	Shares	Amount	deficit	Total
Balance at October 1, 2017	46,842,000	$4,717,655	$(6,668,661)	$(1,951,006)
Sale of common stock	262,500	210,000	—	210,000
Beneficial conversion feature recorded in connection with down round protection of convertible promissory note	—	250,000	—	250,000
Net loss	—	—	(900,270)	(900,270)
Balance at September 30, 2018	47,104,500	5,177,655	(7,568,931)	(2,391,276)
Sale of common stock, net of issuance costs	3,253,750	2,767,000	—	2,767,000
Conversion of convertible promissory note into common stock	1,525,000	1,220,000	—	1,220,000
Issuance of common stock for consulting services	172,000	430,000	—	430,000
Net loss	—	—	(4,871,211)	(4,871,211)
Balance at September 30, 2019	52,055,250	$9,594,655	$(12,440,142)	$(2,845,487)

See accompanying notes to financial statements.

Sonnet BioTherapeutics, Inc.

Statements of Cash Flows

	Years Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(4,871,211)	$(900,270)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for consulting services	430,000	—
Amortization of debt discount related to beneficial conversion feature	86,233	163,767
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(4,101)	7,930
Accounts payable	1,389,567	43,517
Accrued expenses and other liabilities	743,807	13,000
Net cash used in operating activities	(2,225,705)	(672,056)
Cash flows from investing activities:
Proceeds from sale of property and equipment	—	118,011
Net cash provided by investing activities	—	118,011
Cash flows from financing activities:
Proceeds from the issuance of common stock, net of issuance costs	2,782,000	210,000
Payment of principal of convertible promissory notes	(390,000)	(10,000)
Proceeds from the issuance of related-party notes	338,493	384,300
Payments of related-party notes	(474,554)	(71,040)
Net cash provided by financing activities	2,255,939	513,260
Net increase (decrease) in cash	30,234	(40,785)
Cash, beginning of year	5,419	46,204
Cash, end of year	$35,653	$5,419
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$99,890	$210,659
Supplemental disclosure of non-cash financing activities
Conversion of convertible promissory note into common stock	$1,000,000	$—
Issuance of common stock to settle related-party notes	$220,000	$—
Common stock issuance costs in accrued expenses	$15,000	$—
Beneficial conversion feature in connection with convertible promissory note	$—	$250,000

See accompanying notes to financial statements.

Sonnet BioTherapeutics, Inc.

Notes to Financial Statements

(1) Nature of Business and Liquidity

Sonnet BioTherapeutics, Inc. (the Company or Sonnet) was incorporated as a New Jersey corporation on April 6, 2015. The Company is a clinical stage, oncology-focused biotechnology company with a proprietary platform for innovating biologic medicines of single- or bi-specific action. Known as FHAB™ (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. The Company’s pipeline of therapeutic compounds for oncology indications of high unmet medical need includes lead candidate, SON-080, a fully human version of low dose Interleukin-6 (IL-6) that has successfully completed Phase I clinical trials and will advance to a pilot efficacy study in patients with chemotherapy-induced peripheral neuropathy (CIPN) during 2020.

From May 2011 to April 6, 2015, the Company operated as a division of Oncobiologics, Inc. (Oncobiologics). On April 6, 2015, the Board of Directors of Oncobiologics spun-off certain assets into Sonnet and concurrently distributed all of its shares in Sonnet on a pro rata basis to Oncobiologics’s stockholders.

The Company has incurred recurring losses and negative cash flows from operations since inception and has a stockholders’ deficit of $2,845,487 as of September 30, 2019. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant revenue from partnering arrangements or products currently in development. Management believes that the Company’s cash as of September 30, 2019, along with the receipt of $550,000 in fiscal 2020 (note 11), will fund the Company’s projected operations into the second half of calendar 2020. Substantial additional financing will be needed by the Company to fund its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is currently evaluating different strategies to obtain the required funding for future operations. These strategies may include, but are not limited to, private placements of equity and/or debt, payments from potential strategic research and development partners, licensing, and/or marketing arrangements. There is no assurance that such financing will be available at all, or when needed.

Operations since inception have consisted primarily of organizing the Company, securing financing, developing its technologies through performing research and conducting preclinical studies. The Company faces risks associated with companies whose products are in development. These risks include the need for additional financing to complete its research and development, achieving its research and development objectives, defending its intellectual property rights, recruiting and retaining skilled personnel, and dependence on key members of management.

(2) Summary of Significant Accounting Policies

(a) Basis of presentation

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) promulgated by the Financial Accounting Standards Board (“FASB”).

Sonnet BioTherapeutics, Inc.

Notes to Financial Statements

(b) Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed, and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

(c) Fair Value of Financial Instruments

Management believes that the carrying amounts of the Company’s financial instruments, including accounts payable, approximate fair value due to the short-term nature of those instruments. The carrying amounts of the Company’s capital lease obligations approximate their fair value based on interest rates available on similar borrowings. Due to the related-party relationships of the Company’s debt (note 4), it is impractical to determine the fair value of the debt.

(d) Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives. The costs of maintenance and repairs are expensed as incurred. Improvements and betterments that add new functionality or extend the useful life of the asset are capitalized.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, then an impairment charge is recognized for the amount by which the carrying value of the asset exceeds the fair value of the asset. In September 2017, the Company ceased use of its research and development equipment due to the termination of employment of its research and development employees and transition into a virtual company environment. The Company sold certain property and equipment, including capital leases, and the remaining property and equipment was scrapped. During the year ended September 30, 2018, the Company received cash proceeds of $118,011 in the connection with the sale of certain property and equipment, property and equipment under capital leases was assigned to Oncobiologics (note 3), and the remaining property and equipment was scrapped. No depreciation was recognized in 2019 or 2018.

(e) Research and Development Expenses

Research and development expenses include all direct and indirect costs associated with the development of the Company’s biopharmaceutical products. These expenses include personnel costs, consulting fees, and payments to third parties for research, development, and manufacturing services. These costs are charged to expense as incurred.

(f) Income Taxes

The Company uses the asset-and-liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company recognizes the benefit of an uncertain tax position that it has taken or expects to take on its income tax return if such a position is more likely than not to be sustained.

Sonnet BioTherapeutics, Inc.

Notes to Financial Statements

(g) Debt Issuance Costs

Debt issuance costs incurred in connection with debt are amortized to interest expense over the term of the respective financing arrangement. Debt issuance costs, net of related amortization, are deducted from the carrying value of the related debt.

(h) Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires a lessee to record a right-of-use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date, or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The standard is effective for the Company beginning October 1, 2020, with early adoption permitted. Unless the Company signs a long-term lease in the future, the adoption is not expected to have a material impact on the Company’s financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which provides specific guidance related to eight cash flow classification issues. The pronouncement is effective for interim and annual periods beginning after December 31, 2018, with early adoption permitted. The adoption of this ASU is not expected to have a material impact on the Company’s financial statements.

In August 2018, the FASB issued ASU 2018-03, Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurements, which changes the fair value measurement disclosure requirements of ASC 820. The goal of the ASU is to improve the effectiveness of ASC 820’s disclosure requirements. The standard is applicable to public business entities for fiscal years beginning after December 15, 2019, and interim periods within those years. The Company is currently evaluating the potential impact of the adoption of this standard on its related disclosures.

(3) Capital Lease Obligations

In October 2015 and April 2017, the Company entered into capital leases to finance the purchase of laboratory equipment. The leases were accounted for as capital lease obligations due to their bargain purchase options at the end of their respective lease terms. In September 2017, the Company ceased use of its property and equipment. In 2018, the Company sold and scrapped all of its property and equipment including the assignment of its outstanding capital lease obligations of $187,040 to Oncobiologics. No interest expense was recognized in 2019 related to capital leases. The Company recognized interest expense related to its capital leases of $18,659 for the year ended September 30, 2018.

Sonnet BioTherapeutics, Inc.

Notes to Financial Statements

(4) Debt

Convertible promissory notes

The components of current convertible debt outstanding were as follows:

September 30,
2018
Convertible promissory notes	$1,390,000
Less unamortized debt discount	(86,233)
Total	$1,303,767

In December 2016, the Company issued an unsecured convertible promissory note to Princeton Kanaw LLC (Lender) in exchange for cash proceeds of $1,000,000. The note had an original term of 330 days, which was subsequently extended until December 2018 and bore interest at a rate of 12% per year. The note was convertible into common stock at $1.00 per share, but also included a contingent beneficial conversion feature such that if the Company were to issue shares of common stock at an amount less than $1.00 per share then the conversion price would be reduced to the lower conversion price per share. During fiscal 2018, the Company issued shares of common stock at $0.80 per share to investors (note 6) and therefore, the Company recorded a beneficial conversion feature related to the reduction in conversion price of $250,000 as a debt discount. The beneficial conversion feature represented the difference between the estimated fair value of the Company’s common stock at the original debt issuance date and the adjusted conversion price. In December 2018, the promissory note was converted into 1,250,000 shares of common stock. The Company recognized interest expense of $116,233 and $283,767 during the years ended September 30, 2019 and 2018, of which $86,233 and $163,767 related to the amortization of the debt discount, respectively.

In March 2017, the Company issued an additional unsecured convertible promissory note to the Lender in exchange for cash proceeds of $400,000. The note was guaranteed by the Company’s CEO who is also a significant shareholder of the Company. The note had an original term of 330 days, which was subsequently extended until December 2018 and bore interest at a rate of 18% per year. The Company repaid the remaining outstanding principal balance in December 2018. As of September 30, 2018, the outstanding balance of the note was $390,000. The Company recognized interest expense of $44,136 and $71,250 during the years ended September 30, 2019 and 2018, respectively.

Other related party notes

In February 2018, the Company issued a $200,000 unsecured promissory note to a related party in exchange for cash proceeds of $200,000. The promissory note is collateralized by a first security lien on all of the assets of the Company. The promissory note had an original maturity date of August 2, 2018 and bore interest at a rate of 6% per year. As of September 30, 2018, the promissory note had an outstanding principal balance of $200,000. During the year ended September 30, 2019, the note was repaid. During the years ended September 31, 2019 and 2018, the Company recognized interest expense of $2,504 and $8,000, respectively.

During the years ended September 30, 2019 and 2018, the Company issued other unsecured notes payable to various related parties resulting in cash proceeds of $338,493 and $184,300, respectively. These notes are payable on demand and payments of $274,554 and $71,040 were made during the year ended September 30, 2019 and 2018, respectively. The interest on these notes was de minimis during each of those fiscal years.

In December 2018, the Company issued 275,000 shares of common stock to settle $220,000 of related party notes.

The total amount of related party notes outstanding was $217,380 and $573,441 at September 30, 2019 and 2018, respectively.

Sonnet BioTherapeutics, Inc.

Notes to Financial Statements

(5) Accrued Expenses

Accrued expenses consisted of the following:

	September 30,
	2019	2018
Compensation and related benefits	$166,951	$31,260
Interest	—	23,250
Professional fees	657,914	11,548
	$824,865	$66,058

(6) Stockholders’ Deficit

Common stock

During the years ended September 30, 2019 and 2018, the Company sold 3,253,750 and 262,500 shares of common stock to investors for net proceeds of $2,767,000 and $210,000, respectively. During the year ended September 30, 2019, the Company issued 172,000 shares of common stock for consulting services and recognized an expense for the estimated fair value of the shares issued of $430,000 in the accompanying statement of operations.

Common stock warrants

During the year ended September 30, 2019, the Company issued 80,000 warrants to purchase shares of the Company’s common stock with an exercise price of $3.125. As of September 30, 2019 the Company had 80,000 warrants outstanding which expire three years from the date the Company’s stock is listed for trading on a stock exchange.

(7) Income Taxes

As of September 30, 2019, the Company has $12,293,271 and $12,097,865 of Federal and New Jersey net operating losses, respectively, that will begin to expire in 2035. As of September 30, 2019, the Company has Federal and New Jersey research and development tax credit carryforwards of $182,231 and $112,476 to reduce future tax liabilities, which will begin to expire in 2032 and 2023, respectively. Realization of the deferred tax asset is contingent on future taxable income and based upon the level of historical losses, management has concluded that the deferred tax asset does not meet the more-likely-than-not threshold for realizability. Accordingly, a full valuation allowance continues to be recorded against the Company’s deferred tax assets as of September 30, 2019 and 2018. The valuation allowance increased by $1,393,487 during the year ended September 30, 2019 and decreased by $510,567 during the year ended September 30, 2018.

When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more-likely-than-not be realized. The determination as to whether the tax benefit will more-likely-than-not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company recognizes interest and penalties accrued on any unrecognized tax benefits within the provision for income taxes in its consolidated statements of operations. No unrecognized tax benefits have been recorded.

In December 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code. The corporate tax rate decreased from 34% to 21% effective for tax years beginning after December 31, 2017. For the years ended September 30, 2019 and 2018, the federal tax rate was 21.0% and 24.3%, respectively.

Sonnet BioTherapeutics, Inc.

Notes to Financial Statements

The tax effects of the temporary differences that gave rise to deferred taxes were as follows:

	September 30,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$3,441,745	$2,097,363
Research and development credit carryforward	294,707	294,707
Other	—	2,399
Gross deferred tax assets	3,736,452	2,394,469
Less: valuation allowance	(3,736,452)	(2,342,965)
	—	51,504
Deferred tax liability:
Fixed assets	—	(27,264)
Basis difference due to beneficial conversion feature	—	(24,240)
Net deferred tax assets	$—	$—

The Company recorded no income tax expense or benefit for the years ended September 30, 2019 and 2018. A reconciliation of income tax (expense) benefit at the statutory federal income tax rate and income taxes as reflected in the financial statements is as follows:

	Year ended September 30,
	2019	2018
U.S. federal statutory rate	(21.0)%	(24.3)%
State taxes, net of federal benefit	(7.2)	(6.8)
Change in tax rates	—	87.8
Change in valuation allowance	28.6	(56.7)
Other	(0.4)	—
Effective income tax rate	—%	—%

(8) Employee Benefit Plans

The Company sponsors a 401(k) defined-contribution plan (the Plan) covering all employees. Under the Plan, participating employees may defer up to the Internal Revenue Service’s annual contribution limit. The Company at its discretion may match each employee’s contributions up to 3% of their gross salary. No matching contributions were made for the year ended September 30, 2019. The Company contribution was $594 for the year ended September 30, 2018.

Sonnet BioTherapeutics, Inc.

Notes to Financial Statements

(9) Contingencies and Commitments

(a) Legal Proceedings

From time to time, the Company is a party to various lawsuits, claims, and other legal proceedings that arise in the ordinary course of its business. While the outcomes of these matters are uncertain, management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

(b) Employment Agreements

The Company has entered into employment contracts with its officers and certain employees that provide for severance and continuation of benefits in the event of termination of employment either by the Company without cause or by the employee for good reason, both as defined in the contract. In addition, in the event of termination of employment following a change in control, as defined, either by the Company without cause or by the employee for good reason, any unvested portion of the employee’s initial stock option grant becomes immediately vested. Through September 30, 2019 no stock options have been granted.

(c) Operating Leases

The Company leases office space under various operating leases with terms of one year or less and expiring through May 2020. Rent expense related to the Company’s operating leases were $60,263 and $57,557 for the years ended September 30, 2019 and 2018, respectively.

(d) Relief Therapeutics SA

In August 2019, the Company executed a Share Exchange Agreement with Relief Therapeutics SA (“Relief”), in which the Company will acquire the outstanding shares of Relief by issuing 7,111,947 shares of the Company’s common stock. The Company will assume the development of Relief’s asset, atexakin alfa, together with its proprietary experimental drugs. The closing is expected to occur immediately prior the Company becoming a publicly traded corporation and subject to certain customary closing conditions.

(10) Related Party Transactions

In fiscal 2019 and 2018, the Company entered into various debt agreements with several officers of the Company. The terms of the debt and related components are further described in more detail in note 4.

(11) Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through November 27, 2019, the date at which the financial statements were available to be issued, and there are no other items requiring disclosure except for the following:

During fiscal 2020, the Company sold 220,000 shares of common stock to investors at $2.50 per share for proceeds of $550,000 and issued 100,000 shares of common stock to settle $250,000 of related party notes with a stockholder. In addition, the Company issued 160,000 warrants to purchase shares of the Company’s common stock with an exercise price of $3.125 which expires three years from the date the Company’s stock is listed for trading on a stock exchange.